UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): October 16, 2002



                            CROWN ENERGY CORPORATION
                ------------------------------------------------
                (Name of Registrant as specified in its Charter)


                           Commission File No. 0-19365


                 Utah                                   87-0368981
   ----------------------------------       -----------------------------------
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)


             215 South State, Suite 650, Salt Lake City, Utah 84111
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (801) 537-5610
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                (Issuer's telephone number, including area code)


                                       N/A
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT. Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. Not applicable

ITEM 3. BANKRUPTCY OR RECEIVERSHIP. Not applicable

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT. Not applicable

ITEM 5. OTHER EVENTS

         On October 16, 2002, Crown Energy Corporation ("Crown") its subsidiaries Crown Asphalt Corporation ("CAC"), Crown Asphalt Products Company ("CAPCO") and Crown Asphalt Distribution, LLC ("CAD"), and its CEO, Jay Mealey ("Mealey"), (collectively "Crown Parties") entered into a settlement agreement (the "Settlement Agreement") with DTE Enterprises, Inc. as successor by merger to MCN Energy Group ("MCN"), MCNIC Pipeline & Processing Company ("MCNIC"), Howard L. Dow III ("Dow") and William E. Kraemer ("Kraemer") (collectively the "MCN Parties") by which the Crown Parties and the MCN Parties agreed to settle all pending claims, litigation and arbitration matters between them.

         In accordance with the terms of the Settlement Agreement, the Crown Parties paid $1.3 million to MCNIC in exchange for (i) MCNIC's 49.9% interest in CAD; (ii) all of MCNIC's rights under the damages judgment entered February 7, 2002 as a result of previously disclosed arbitration with the MCN Parties in the amount of $20,011, 683.35 (the "Damages Judgment"); and (iii) all of MCNIC's interests under any loan by MCNIC to CAD, as well as any underlying mortgages, liens, or security interest in any asset of CAD. CAPCO and CAD also agreed to fully indemnify MCNIC for any claims and liabilities relating to CAD or CAPCO, or their operations.

         In addition, the Crown Parties stipulated to the entry of an order confirming an arbitrator's award of fees, costs and expenses, dated February 5, 2002, and the entry of a conforming fee judgment in the amount of $2,409,518.69 against the Crown Parties (the "Fee Judgment"). The Fee Judgment, however, will be deemed satisfied in full following the continued operation of the Crown Parties' business in the ordinary course through January 15, 2003. The MCNIC Parties agreed not to attempt to execute upon, or take other actions with respect to, the Fee judgment, during that period if the Crown Parties' business is so operated.

         The Settlement Agreement further provides that CAC assigned all of the overriding royalty interests granted to it in the parties' March 8, 2002, settlement agreement to MCNIC in exchange for a $100,000 credit against CAC's portion of the Fee Judgment.

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

         "Given the fact that Crown Energy and its affiliates were devastated by the adverse result in the arbitration, we believe that the terms of this settlement presented the best available option for the Company under the circumstances," said Mealey. "Our business obviously still faces enormous challenges due to the health of the economy generally, the state of our assets and the Company's lack of capital to operate the business."

         Under the terms of the settlement agreement, the Crown Parties and the MCN Parties released each other from all existing claims and causes of action, and have stipulated to the dismissal of the litigation pending between the parties.


ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS. Not applicable

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS. Not applicable.

ITEM 8. CHANGE IN FISCAL YEAR. Not applicable.



                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CROWN ENERGY CORPORATION.


Date:    October 31, 2002                By:   /s/ Jay Mealey
                                            ------------------------------------
                                             Jay Mealey, Chief Executive Officer

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